Exhibit (g)(22)

SCHEDULE I

to the Custody Agreement

by and between IVY FUNDS on behalf of each Fund listed below and THE BANK OF NEW YORK MELLON

Ivy Funds

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund1,2,3

Ivy Balanced Fund

Ivy Bond Fund

Ivy California Municipal High Income Fund

Ivy Core Equity Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund4

Ivy Emerging Markets Local Currency Debt Fund

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Global Income Allocation Fund

Ivy Global Natural Resources Fund

Ivy Government Money Market Fund

Ivy High Income Fund

Ivy IG International Small Cap Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy LaSalle Global Risk-Managed Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Real Estate Securities Fund

[1]	Including the wholly-owned subsidiary IVY ASF, LLC
[2]	Including the wholly-owned subsidiary IVY ASF II, Ltd.
[3]	Including the wholly-owned subsidiary Ivy ASF III (SBP), LLC
[4]	Including the wholly-owned subsidiary IVY EME, Ltd.

Ivy Science and Technology Fund

Ivy Small Cap Growth Fund

Ivy Small Cap Value Fund

Ivy Targeted Return Bond Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund

Amended and Effective December 12, 2012 with respect to addition of IVY ASF, LLC; Amended and Effective February 15, 2013 with respect to addition of IVY ASF, II Ltd. and IVY ASNO, II Ltd.; Amended and effective February 26, 2013 with respect to addition of Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund; Amended and effective April 9, 2013 with respect to addition of Ivy ASF III (SBP), LLC; Amended and Effective November 12, 2013 with respect to name change of Iv Pacific Opportunities Fund to Ivy Emerging Markets Equity Fund and addition of Ivy Emerging Markets Local Currency Debt Fund; Amended and Effective March 17, 2014 with respect to merger of Ivy Asset Strategies New Opportunities Fund into Ivy Emerging Markets Equity Fund and merger of Ivy Managed European/Pacific Fund into Ivy Managed International Opportunities Fund; Amended and Effective August 12, 2014 with respect to the addition of Ivy Mid Cap Income Opportunities Fund; Amended and Effective January 1, 2015 with respect to the name change of Ivy International Growth Fund to Ivy Global Growth Fund; Amended and Effective August 11, 2015 with respect to the addition of Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund; Amended and Effective November 17, 2015 with the addition of Ivy Targeted Return Bond Fund; Amended and Effective February 1, 2016 with respect to the name change of Ivy Global Real Estate to Ivy LaSalle Global Real Estate Fund and the name change of Ivy Global Risk-Managed Real Estate to Ivy LaSalle Global Risk-Managed Real Estate Fund; Amended and Effective October 3, 2016 with respect to the addition of Ivy California Municipal High Income Fund; Amended and Effective October 14, 2016 with respect to name change of Ivy Money Market Fund to Ivy Government Money Market Fund; Amended and Effective January 10, 2017 with respect to the addition of Ivy IG International Small Cap Fund.

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